UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Revolution Healthcare Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1403778
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 University Road Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be Registered	Name of Each Exchange on Which Each Class Is to Be Registered
SAILSM securities, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one redeemable warrant to acquire one share of Class A Common Stock	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-253729 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the SAILSM securities (the “SAILSM Securities”), each consisting of one share of Class A Common Stock of the Registrant, $0.0001 par value (the “Class A Common Stock”), and one-fifth redeemable Warrant (the “Warrants”) to acquire one share of Class A Common Stock, the shares of Class A Common Stock and the redeemable warrants (collectively, the “Securities”). The description of the Securities is contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-253729), originally filed with the Securities and Exchange Commission on March 1, 2021, as may be amended from time to time (the “Registration Statement”), is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

REVOLUTION HEALTHCARE ACQUISITION CORP.

	By:	/s/ Jay Markowitz
Jay Markowitz
Chief Executive Officer

Dated: March 9, 2021